360 FUNDS 485BPOS

Exhibit 99(j)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Amendment to the Registration Statement on Form N-1A of M3Sixty Onchain U.S. Government Money Market Fund, a series of 360 Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 20, 2024